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                                                                    EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
PRG-Schultz International, Inc.:


     We consent to the use of our reports included herein or incorporated by reference and to the reference to our firm under the heading "Experts" in the prospectus. Our reports refer to changes in accounting for revenue recognition in 2000 and 1999.


                                           /s/ KPMG LLP
                                           -----------------------------------
                                           KPMG LLP


Atlanta, Georgia
August 29, 2002